Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Integer Completes Divestiture of its Advanced Surgical and Orthopedics Product Lines

FRISCO, TX – July 02, 2018—Integer Holdings Corporation (“Integer”) (NYSE: ITGR) today announced that it has completed the previously announced sale of its Advanced Surgical and Orthopedics (“AS&O”) products lines to MedPlast, LLC for $600 million in cash. Integer will apply the proceeds to reduce debt by approximately $550 million, including the redemption of the Company’s outstanding 9.125% senior notes and the repayment of the outstanding balance of the Company’s revolving credit facility, with the remaining proceeds used to prepay outstanding Term B loans.

The Company expects the divestiture to be accretive to non-GAAP earnings per share as the lower interest expense from the debt reduction will more than offset the net income that is being divested. Free cash flow will remain similar to pre-divestiture levels. Integer will provide historical comparable financials, incorporate the divestiture into its fiscal year 2018 financial guidance, and provide further details on the financial impact of the divestiture when it reports its 2nd quarter results on August 2nd.

”The AS&O divestiture is one of the outcomes of our portfolio strategy that was communicated earlier this year,” said Joe Dziedzic, Integer’s Chief Executive Officer. “We believe this action has already created significant value for Integer shareholders and positions us to even more aggressively execute on our strategy. Our operational strategy, comprised of six strategic imperatives focused on Customers, Costs and Culture, is a multi-year roadmap to achieving excellence in everything we do.”

“Integer has clear leadership positions in its Cardio & Vascular, Cardiac Rhythm Management, Neuromodulation and Electrochem businesses,” continued Dziedzic. “After the AS&O divestiture Integer is a $1.2 billion revenue company with higher margins, increased earnings, greater returns on invested capital, and significantly lower debt leverage. We are executing our strategy to drive accelerated long-term growth and realize our vision of enhancing patients’ lives and earning a valuation premium for our shareholders.”

About Integer™

Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular and portable medical markets. The company provides innovative, high-quality technologies and manufacturing to Medical Device OEM’s to enhance the lives of patients worldwide. In addition, it develops batteries for high-end niche applications in energy, military, and environmental markets. The company’s brands include Greatbatch™ Medical, Lake Region Medical and Electrochem. Additional information is available at www.integer.net.

Contact Information

Tony Borowicz

VP, Strategy & Corporate Development & Investor Relations

(716) 759-5809

tony.borowicz@integer.net

Forward-Looking Statements

Some of the statements contained in this press release and other written and oral statements made from time to time by us and our representatives are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include statements relating to: future sales, expenses, and profitability; future development and expected growth of our business and industry; our ability to execute our business model and our business strategy; our ability to identify trends within our industries and to offer products and services that meet the changing needs of those markets; our ability to remain in compliance with our debt covenants; and projected capital expenditures.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this release.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors include the following: our high level of indebtedness, our inability to pay principal and interest on this high level of outstanding indebtedness or to remain in compliance with financial and other covenants under our senior secured credit facilities, and the risk that this high level of indebtedness limits our ability to invest in our business and overall financial flexibility; our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement cost reduction and plant consolidation initiatives; our reliance on third-party suppliers for raw materials, products and subcomponents; fluctuating operating results; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; product field actions or recalls; our inability to successfully consummate and integrate acquisitions and to realize synergies and benefits from these acquisitions and to operate these acquired businesses in accordance with expectations; our unsuccessful expansion into new markets; our failure to develop new products including system and device products; the timing, progress and ultimate success of pending regulatory actions and approvals; our inability to obtain licenses to key technology; regulatory changes, including health care reform, or consolidation in the healthcare industry; global economic factors including foreign currency exchange rates and interest rates; the resolution of various legal actions brought against the Company; enactment related and ongoing impacts related to the Tax Reform Act, including the GILTI tax; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC. In addition, the forward-looking statements in this release regarding the divestiture of our Advanced Surgical and Orthopedic product lines are subject to factors that could cause actual results to differ from such statements, including, without limitation, the fact that anticipated results reflect only information available to us at this time, the need to confirm and finalize calculations and figures that have been prepared internally but not passed on by our auditors, and the potential impact of post-closing items not known or estimable at this time. Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.